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KUSHNER-LOCKE [LETTERHEAD]


February 13, 1996


Mr. Peter Locke
The Kushner-Locke Company
11601 Wilshire Boulevard
21st Floor
Los Angeles, CA 90025

     Re: Fourth Amendment to Employment Agreement between The Kushner-Locke Company and Peter Locke

Dear Mr. Locke:

Reference is made to that certain Employment Agreement, executed as of October 1, 1988, as amended August 18, 1992, as further amended November 12, 1992, and as further amended January 20, 1994 and that certain addendum thereto dated as of July 1, 1994 (the "Agreement"), by and between The Kushner-Locke Company ("Employer") and Peter Locke ("Employee") in connection with the Employee's responsibility for and supervision of all of Employer's activities with respect to television and motion picture production and such other activities and duties as Employer may reasonably require from time to time. All capitalized terms contained herein not otherwise defined shall have the meanings ascribed to them in the Agreement.

This letter shall amend the Agreement as follows:

1. Paragraph 4.2 is hereby amended by adding the following new sentence to the end of said paragraph:

    Employee shall receive no Profit Bonus in Fiscal 1996 until EBIT exceeds one million dollars ($1,000,000). If EBIT exceeds one million dollars ($1,000,000) in Fiscal 1996, Employee shall receive a Profit Bonus equal to six percent (6%) of EBIT in excess of one million dollars ($1,000,000) up to and including EBIT of three million dollars ($3,000,000) and a Profit Bonus equal to four percent (4%) of EBIT in excess of three million dollars ($3,000,000); provided that the aggregate Profit Bonus for Fiscal 1996 shall not exceed two hundred fifty thousand dollars ($250,000).

The effectiveness of this Fourth Amendment to the Agreement is contingent upon the approval hereof by the Board of Directors of Employer.


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Except as expressly stated herein, nothing contained in this Fourth Amendment to the Agreement shall be deemed or construed to waive, amend or modify the terms and conditions of the Agreement which terms and conditions, as amended, are hereby ratified and confirmed as of the date first written above.

Very truly yours,



Richard Marks

Agreed and Accepted:

The Kushner-Locke Company


By: _________________________________
    Name:
    Title:


    _________________________________
    Peter Locke